EXHIBIT 10.41

PRIVATE PLACEMENT PURCHASE AGREEMENT

This Private Placement Purchase Agreement (the “Agreement”) is made as of March 4, 2013 by and among the parties set forth on Exhibit A hereof (together, the “Purchasers”) and Cadiz, Inc. (the “Company”).

RECITALS

WHEREAS, in connection with the entry of that certain amended and restated credit agreement (the “Amended and Restated Credit Agreement”), to be entered into by and among the Company, Cadiz Real Estate LLC, LC Capital Master Fund, Ltd., as administrative agent, and the lenders party thereto (the “Current Lenders”), the Current Lenders and the Company are entering into an Exchange Agreement dated as of the date hereof (the “Exchange Agreement”) pursuant to which the Current Lenders are exchanging certain outstanding loans to the Company for $35,958,000 in original principal amount of the Company’s 7% Convertible Senior Notes due 2018 (the “Notes”) that will be issued pursuant to the provisions of an indenture (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) in the form attached hereto as Exhibit B.

WHEREAS, the Purchasers desire to purchase from the Company and the Company desires to sell to the Purchasers $17,500,000 in original principal amount of the Notes.

WHEREAS, the Conversion Shares (as defined below) will have the benefit of the Registration Rights Agreement, to be dated as of the Closing Date, by and among the Company and each of the parties that are signatories thereto (the “Registration Rights Agreement”), in the form attached hereto as Exhibit C.

WHEREAS, terms and expressions defined or construed in the Amended and Restated Credit Agreement shall have the same meanings or construction when used in this Agreement and the rules of usage set forth therein shall apply hereto, except (i) as amended below and (ii) where the context requires otherwise.

NOW THEREFORE, on and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF NOTES

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue the Notes, and each Purchaser severally, and not jointly, agrees to purchase the principal amount of the Notes set out against its name as its purchase commitment in Exhibit A hereto at the purchase price of 100% of the principal amount of the Notes (the “Purchase Price”).

Subject to Section 5.1, the closing of the purchase and sale of the Notes (the “Closing”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement.  At the Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company its portion of the Purchase Price equivalent to its purchase commitment in Exhibit A hereto, and (b) the Company shall issue to each Purchaser the principal amount of Notes set out against such Purchaser’s name in Exhibit A hereto. Following the Closing Date, the Company shall use commercially reasonable efforts to issue global notes, in a form eligible for deposit with The Depository Trust Company.  Once the Notes become eligible to use the system of The Depositary Trust Company, each Purchaser shall promptly deliver their Notes back to the Trustee prior to the Company issuing the global notes.

ARTICLE II

REPRESENTATIONS AND

WARRANTIES OF THE PURCHASERS

Each Purchaser hereby makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such representations and warranties shall survive the Closing:

Section 2.1 Power and Authorization.  In the case of any Purchaser that is an entity, the Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Purchase contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”).  This Agreement and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser.

Section 2.3 Accredited Investor/Qualified Institutional Buyer.  The Purchaser is either (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (ii) has (and if applicable, its officers, employees, directors or equity owners have) either alone or with his, her or its purchaser representative or representatives, if any, such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Securities or (iii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act (“Rule 144A”). The information the Purchaser has provided in writing to the Company as set forth on the Purchaser’s signature page hereto is true, correct and complete, as of the date hereof and as of the Closing Date in all material respects.

Section 2.4 No Related Party or 5% Stockholder Status.  The Purchaser and its affiliates (within the meaning of Rule 144 promulgated under the Securities Act) (a) collectively beneficially own and will beneficially own as of the Closing Date (after giving effect to the Purchase and prospective conversion of the Notes) (i) less than 5% of the Company’s outstanding common stock, par value $.01 per share (the “Common Stock”) and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”) or (b) if such Purchaser and its affiliates collectively beneficially owns and will beneficially own after the Closing Date (after giving effect to the Purchase and prospective conversion of the Notes) (i) 5% or more of the Common Stock and (ii) 5% or more of the Voting Power, it acknowledges and agrees that it will comply in all material respects with all applicable provisions of the Securities Exchange Act of 1934 as a result of such holdings.  The Purchaser, except as set forth in any Section 13 filings under the Exchange Act made by the Purchaser prior to the date hereof, is not a subsidiary, affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power.

Section 2.5 Restricted Notes and Stock.  The Purchaser (a) acknowledges (i) that the issuance of the Notes pursuant to this Agreement  and the issuance of any shares of Common Stock upon conversion of any of the Notes (the “Conversion Shares”) have not been registered, nor does the Company have a plan or intent to register such issuance of Notes or Conversion Shares, under the Securities Act or any state securities laws except with respect to the Conversion Shares as contemplated by the Registration Rights Agreement, (ii) the Notes and Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available (iii) the Notes and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (iv) any and all certificates representing the Notes and Conversion Shares shall bear the Transfer Restriction Legend (in the case of the Notes and as defined in the Indenture) and the  legend set forth in the Notes (in the case of the Conversion Shares) and (b) is purchasing the Notes and Conversion Shares for investment purposes only for the account of the Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Notes or Conversion Shares in a manner that would violate the registration requirements of the Securities Act. The Purchaser is able to bear the economic risk of holding the Notes and Conversion Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Notes and Conversion Shares.

Section 2.6 No Illegal Transactions.  The Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other person regarding the transactions contemplated by this Agreement or an investment in the Notes or the Company.   The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Solely for purposes of this Section 2.6, subject to the Purchaser’s compliance with its obligations under the U.S. federal securities laws and the Purchaser’s internal policies, “Purchaser” shall not be deemed to include any employees, subsidiaries or affiliates of the Purchaser that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Purchaser’s legal or compliance department (and thus have not been privy to any information concerning the transactions contemplated by this Agreement).

Section 2.7 Adequate Information; No Reliance.  The Purchaser acknowledges and agrees that (a) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the purchase and sale of the Notes and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) the Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby, (c) the Purchaser has had a full opportunity to speak directly with directors, officers and “Affiliates” (as that term is defined in Rule 501(b) of Regulation D under the Securities Act) of the Company and to ask questions of the Company and such directors, officers and Affiliates of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the purchase and sale of the Notes, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the purchase and sale of the Notes and to make an informed investment decision with respect to such purchase and sale and (e) the Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

Section 2.8 Guarantee. The Purchaser represents and warrants that it never has been represented, guaranteed, or warranted to the Purchaser by any officer or director of the Company, their agents or employees or any other person in connection with the Company, expressly or by implication, any of the following:

(a) the approximate or exact length of time that the Purchaser will be required to remain as the owner of the Notes;

(b) the exact amount of profit and/or amount or type of consideration, profits or losses (including tax benefits) to be realized, if any, by the Company; or

(c) that the past performance or experience of the officers and directors of the Company, or any other person connected with the Company, can predict the results of the ownership of the Notes or the overall success of the Company.

Section 2.9 Purchaser’s Reporting Requirement. The Company has made no representations to the Purchaser regarding the Purchaser’s reporting requirements with the SEC related to the Purchaser’s ownership in the Company, and the Purchaser acknowledges and agrees that it is the responsibility of the Purchaser to ensure that it complies with any disclosure and reporting requirements of the SEC.

Section 2.10 No Public Market.  The Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.

Section 2.11 No General Solicitation or Advertising. The offer to enter into the purchase of the Notes was directly communicated to the Purchaser, and the Purchaser was able to ask questions of and receive answers concerning the terms of this transaction.  At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 2.12 Legal Opinions.  The Purchaser acknowledges and understands that a legal opinion is being delivered by counsel to the Company in reliance on, and assuming the accuracy of, the foregoing representations and warranties of the Purchaser.

ARTICLE III

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Purchasers, and all such representations and warranties shall survive the Closing.

Section 3.1 Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2011 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby.

Section 3.2 Due Incorporation.  Each of the Company and each of its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Indenture or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

Section 3.3 Subsidiaries. The membership interests or capital stock, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

Section 3.4 Due Authorization.  The Company has the full right, power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to perform and to discharge its obligations hereunder and thereunder; and this Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, this Agreement has been, and at Closing the Indenture and Registration Rights Agreement will be, duly executed and delivered by the Company, and each such agreement constitutes or will constitute upon Closing a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

Section 3.5 The Notes and the Conversion Shares. The Notes have been duly authorized and, when issued and delivered upon sale, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture. The Conversion Shares have been duly authorized for issuance by the Company and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.  The Notes and the Conversion Shares will be issued in compliance with all federal and state securities laws.

Section 3.6 Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, of which 15,452,756 shares of Common Stock were outstanding as of the close of business on March 1, 2013. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Other than 897,218 shares of Common Stock reserved for issuance under the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Company Reports and 472,223 shares of Common Stock reserved for issuance upon exercise of warrants outstanding on the date hereof and previously described in the Company Reports, the Company has no shares of capital stock reserved for issuance.  Except as set forth above or pursuant to this Agreement or the Exchange Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

Section 3.7 No Default, Termination or Lien. The execution, delivery and performance of this Agreement the Indenture and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the Notes by the Company, the issuance and delivery of the Conversion Shares in accordance with the terms of the Notes and the Indenture, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement, the Indenture and the Registration Rights Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary (except as provided in the Amended and Restated Credit Agreement) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

Section 3.8 No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, except such as may be required by the securities or blue sky laws of the various states and the NASDAQ Global Market in connection with the offer and sale of the Notes.

Section 3.9 Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, PwC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 3.10 Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes.  Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act, and the rules and regulations thereunder.  No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.

Section 3.11 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Company Reports filed prior to the date hereof.

Section 3.12 Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Company Reports (including the section entitled “Risk Factors” beginning on page 10 of the Company’s Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012), litigation in connection with a Qualified Water Project (as defined in the Indenture) and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, after reasonable due inquiry.

Section 3.13 Regulatory Permits. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports (including the section entitled “Risk Factors” beginning on page 10 of the Company’s Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012), and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation or material adverse modifications of any Material Permits.

Section 3.14 Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.  Neither the Company nor any of its Subsidiaries is in material default under or in material violation of, nor to the Company’s Knowledge, has received written notice of termination or default under any Material Contract.  For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 601(b)(10) of Regulation S-K.

Section 3.15 Investment Company Act. Neither the Company nor any of its Subsidiaries is or, after giving effect to the Exchange and the purchase and sale of the Notes and the application of the proceeds thereof, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 3.16 No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 3.17 Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.

Section 3.18 No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s Knowledge, is threatened or imminent, which would or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.  To the Company’s Knowledge, no executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement.  Except for matters which would not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company has not engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s Knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

Section 3.19 Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii)  is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it that would result or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 3.20 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 3.21 Compliance with Environmental Laws. Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

Section 3.22 Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to,  individually or in the aggregate, have a Material Adverse Effect.

Section 3.23 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor to its knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has:  (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.

Section 3.24 OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.25 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

Section 3.26 Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.27 Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv)  any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants)or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

Section 3.28 Brokers Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than the Private Placement Agency Agreement (the “Placement Agreement”), dated March 4, 2013, among the Company and the placement agent identified therein (the “Placement Agent”) and any letter of understanding between the Company and the Placement Agent) that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes or any transaction contemplated by this Agreement.

Section 3.29 Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.  The Conversion Shares will be duly authorized for listing on the NASDAQ Global Market immediately upon conversion of the Notes in accordance with the terms of the Notes and the Indenture.

Section 3.30 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

Section 3.31 NASDAQ Shareholder Approval Rules. No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Marketplace Rules) is required for the Company to issue and deliver the Notes to the Purchasers or the Conversion Shares upon conversion of the Notes.

Section 3.32 No General Solicitation. Neither the Company nor any person acting on its or their behalf has offered or sold the Notes or will offer or sell the Notes by means of any general solicitation or general advertising including but not limited to the methods described in Rule 502(c) under the Securities Act.

Section 3.33 Integration. No offers and sales of securities of the same or similar class as the Notes have been made by the Company or on its behalf during the six-month period ending with the date of this Agreement and no such offers or sales are currently being made or contemplated (in each case, whether pursuant to outstanding warrants, options, convertible or exchangeable securities, acquisition agreements or otherwise).  Neither the Company nor any other person acting on its behalf will, directly or indirectly, offer or sell any securities of the same or similar class as the Notes, or take any other action, so as to cause the offer and sale of the Notes to fail to be entitled to the exemption afforded by Regulation D under the Securities Act.

ARTICLE IV

OTHER AGREEMENTS

Section 4.1 Participation Rights.  Subject to applicable securities law, for so long as any portion of the Notes remain outstanding, in the event the Company issues any shares, interests, participations or other equivalents (however designated) of capital stock or any equivalent ownership interests (“Capital Stock”) the Company will offer to sell (subject to consummation of such issuance) to each Purchaser holding Notes with an Original Principal Amount (as that term is defined in the Indenture) of $1,000,000 or more, such Purchaser’s pro rata share of such Capital Stock at the same price and on the same terms (the “Participation Right”).  Each Purchaser’s “pro rata” share is equal to the ratio of (a) the number of Conversion Shares such Purchaser has the right to acquire upon conversion of the Notes (without giving effect to the limitations in Section 4.2 of this Agreement or Section 10.24 of the Indenture) held thereby to (b) the sum of (i) all Common Stock outstanding as of the time of such determination, (ii) all Common Stock issuable upon the exchange, exercise or conversion of all warrants, options, convertible securities or other such instruments then outstanding (whether or not such instruments are then exercisable) including, but not limited to, any equity securities reserved for issuance under any management or employee benefit plan, and (iii) all other Common Stock then issuable as a result of any anti-dilution adjustments and pre-emptive or similar rights granted to any other holder of the Company’s Common Stock.  The Participation Right shall not apply to authorized issuances by the Company in connection with: (i) strategic new business transactions, joint ventures or acquisitions, (ii) firm underwritten commitments for public offerings of common stock with expected gross proceeds in excess of Thirty-Five Million Dollars ($35,000,000), (iii) employee/ consultant stock incentive plans so long as such issuances have been approved by a majority of the independent directors on the Company’s board of directors, (iv) the conversion of any convertible securities of the Company outstanding as of the Closing, (v) the conversion of convertible securities which are offered in a transaction in which the Purchasers are given a right of participation pursuant to this Section 4.1, and (vi) the conversion of the Notes and the corresponding issuance of the Conversion Shares pursuant to the Indenture.  Such first offer shall be made in writing by the Company to the Purchaser and shall remain open for at least ten (10) business days (the “Participation Period”).  The written notice shall provide (i) reasonable information about the terms and conditions of such sale of Capital Stock; and (ii) the expiration date of the Participation Period.  Notice of the intention of any Purchaser to exercise its Participation Right shall be evidenced by an irrevocable writing signed by such Purchaser and delivered to the Company prior to the expiration date of the Participation Period, setting forth (i) such Purchaser’s election and (ii) that the representations and warranties of the Purchaser included in this Agreement are true and correct as of the date of such notice.

Section 4.2 Beneficial Ownership Limitation.

(a) No Purchaser listed on Schedule 4.2 hereto shall request that any of the Notes be converted, and the Company shall not effect the conversion of any of the Notes to the extent that, after giving effect to such issuance after conversion, such Purchaser (together with such Purchaser’s affiliates, and any other person or entity acting as a group together with such Purchaser or any of such Purchaser’s affiliates (collectively, the “Concert Parties”)), would beneficially own Common Stock in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Purchaser and its Concert Parties shall include the number of Conversion Shares issuable upon conversion of the portion of the Notes with respect to which such determination is being made, but shall exclude the number of Conversion Shares which would be issuable upon (A) conversion of the remaining portion of the Notes beneficially owned by such Purchaser or any of its Concert Parties and (B) conversion or exercise of the unexercised or unconverted portion of any loan to or securities of the Company (or any successor thereto) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Purchaser or any of its Concert Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, it being acknowledged by each Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 4.2 applies, the determination of whether and the extent to which any of the Notes may be converted (in relation to other loans or securities owned by the Purchaser together with any affiliates) shall be made in good faith by the Purchaser in consultation with its own counsel, and a request that all or a portion of the Notes beneficially owned by such Purchaser be converted shall be deemed to be the Purchaser’s determination that such conversion (in relation to other securities owned by the Purchaser together with any Concert Parties) shall be in compliance with this Section 4.2, and the Company shall not have any obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4.2, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s (or its successor’s) most recent periodic or annual report, as the case may be, filed with the SEC (y) a more recent public announcement by the Company (or its successor) or (z) any other notice by the Company or the Company’s transfer agent (or its successor or successor’s transfer agent) setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of any Purchaser listed on Schedule 4.2 hereto, the Company shall within two business days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of loans or securities of the Company, including the Notes, by such Purchaser or its Concert Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Conversion Shares issuable upon conversion of any of the Notes.  Any Purchaser listed on Schedule 4.2 hereto, upon not less than 61 days’ prior notice to the Company, may increase or decrease (including, for the avoidance of doubt, to 0%) the percentage constituting the Beneficial Ownership Limitation, and the provisions of this Section shall continue to apply to such increased or decreased Beneficial Ownership Limitation.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this Section 4.2 shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof in order to correct such terms (or any portion thereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4.2 shall apply to any successor to any Purchaser listed on Schedule 4.2 hereto.

(b) Notwithstanding the foregoing, the limitations contained in this Section 4.2 shall not restrict or limit (i) any exercise by a Purchaser of a Participation Right as described in Section 4.1 above or (ii) any conversion or prepayment of the Notes in connection with a Change in Control as contemplated by Article 3 of the Indenture.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Purchaser’s Conditions Precedent. The obligations of each Purchaser to complete the purchase of the Notes contemplated by this Agreement are, in each case, subject to the satisfaction of each of the following conditions precedent:

(a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b) the Notification Form: Listing of Additional Shares, to be filed with the NASDAQ prior to issuing any common stock, or any security convertible into common stock or in a transaction that may result in the potential issuance of common stock, greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis, shall have been filed;

(c) such Purchaser shall have received the Amended and Restated Registration Rights Agreement, executed and delivered by the Company and each of the other parties thereto (other than such Purchaser), substantially in the form of Exhibit C attached hereto;

(d) no court or other governmental or regulatory authorities, agencies,  commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(e) the Indenture shall have been entered into as of the Closing Date by and between the Company and the Trustee;

(f) the Closing (as defined in the Amended and Restated Credit Agreement) of the Amended and Restated Credit Agreement shall have occurred;

(g) the Company and the Current Lenders shall have executed the Exchange Agreement and the exchanges contemplated thereby shall have occurred or shall occur simultaneously with the Closing;

(h) Cadwalader, Wickersham & Taft LLP, counsel for the Company, shall have furnished to the Purchasers an opinion, in the form attached hereto as Exhibit D, dated the Closing Date and addressed to the Purchasers;

(i) Theodora Oringher PC, counsel for the Company, shall have furnished to the Purchasers an opinion, in the form attached hereto as Exhibit E, dated the Closing Date and addressed to the Purchasers; and

(j) the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered to such Purchaser a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry as to the matters set forth in paragraphs (a), (b), (e) and (f).

Section 5.2 Company Conditions Precedent, The obligations of the Company to complete the sale of the Notes to any Purchaser contemplated by this Agreement are subject to the satisfaction of each of the following conditions precedent:

(a) Each of the representations and warranties of such Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b) such Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c) no court or other governmental or regulatory authorities, agencies,  commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(d) the Trustee shall have received from such Purchaser such documents reasonably requested by the Trustee with respect to the issuance of the Notes contemplated hereby; and

(e) such Purchaser shall have delivered to the Company an executed counterpart to the Registration Rights Agreement.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1 Certain Actions.  Each of the Company and each Purchaser shall reasonably cooperate with each other and use (and shall cause their respective affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.  Without limiting the generality of the foregoing, on or before the Closing the Company shall deliver to each Purchaser the Registration Rights Agreement duly executed by the Company and a copy of the Indenture duly executed by each of the Company and the Trustee, and each Purchaser shall deliver to the Company the Registration Rights Agreement duly executed by such Purchaser.

Section 6.2 Legends. To the extent reasonably necessary under applicable law, any share certificate representing Conversion Shares which are issued upon conversion of the Notes shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 6.3 Legend Removal. Upon the request of any Purchaser or any transferee or proposed transferee thereof, the Company shall remove the legend contemplated by Section 6.2 of this Agreement and the Company shall issue a stock certificate without such legend to such Purchaser or transferee (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), or shall cause such shares upon initial issuance not to be so legended (and shall not issue any such stop transfer or similar legends to its registrar and transfer agent) if the Conversion Shares are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence and an opinion of counsel to the effect that a sale, transfer or assignment of such Conversion Shares may be made without registration under the Securities Act or that such Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 7.2 Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 7.3 Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 7.4 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 7.5 Specific Performance. Each party acknowledges and agrees that, in addition to other remedies, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach of this Agreement.

Section 7.6 Certain Definitional Provisions.  Unless the express context otherwise requires: the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

The Company

CADIZ INC.

By:  /s/ Timothy J. Shaheen
Name:  Timothy J. Shaheen
Title: Chief Financial Officer and Secretary

[Signature page to Purchase Agreement]

The Purchasers

ALTIMA GLOBAL SPECIAL

SITUATIONS MASTER FUND LTD

By:  /s/ Malcolm Goddard
Name:  Malcolm Goddard
Title:  Authorized Signatory

[Signature page to Private Placement Purchase Agreement]

NOKOMIS CAPITAL MASTER FUND, LP

By:  /s/ Brett Hendrickson
Name: Brett Hendrickson
Title: Portfolio Manager

[Signature page to Private Placement Purchase Agreement]

MOUSSESCAPADE, L.P.

By:  /s/ Jean Hoysradt
Name: Jean Hoysradt
Title:  Vice President & Secretary of
Moussescribe, General Partner of
Moussescapade, L.P.

[Signature page to Private Placement Purchase Agreement]

SPHINX TRADING, LP

By:  /s/ Fred Goldman
Name:  Fred Goldman
Title:  CFO

[Signature page to Private Placement Purchase Agreement]

BRYANT AND CARLEEN RILEY JTWROS

By:  /s/ Bryant Riley
Name:  Bryant Riley

[Signature page to Private Placement Purchase Agreement]

B. RILEY & CO., LLC 401(K) PROFIT SHARING PLAN

By:  /s/ Bryant Riley
Name:  Bryant Riley
Title:  Trustee

[Signature page to Private Placement Purchase Agreement]

B RILEY & CO., LLC

By:  /s/ Bryant Riley
Name:  Bryant Riley
Title:  Chairman

[Signature page to Private Placement Purchase Agreement]

RILEY FAMILY TRUST DTD 6/20/89, MODIFIED 01/25/07

By:  /s/ Richard Riley
Name:  Richard Riley
Title:  Trustee

[Signature page to Private Placement Purchase Agreement]

ROBERT ANTIN CHILDREN IRREVOCABLE TRUST DTD 01/01/01

By:  /s/ Bryant Riley
Name:  Bryant Riley
Title:  Trustee

[Signature page to Private Placement Purchase Agreement]

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By:  /s/ Kenneth Nadel
Name:  Kenneth Nadel
Title:  Chief Operating Officer

[Signature page to Private Placement Purchase Agreement]

EXHIBIT A

Purchasing Beneficial Owners
Bryant and Carleen Riley JTWROS	$275,000
B. Riley & Co., LLC 401(k) Profit Sharing Plan	$225,000
B Riley & Co., LLC	$1,000,000
Riley Family Trust DTd 6/20/89, Modified 01/25/07	$250,000
Robert Antin Children Irrevocable Trust Dtd 01/01/01	$250,000
Wolverine Flagship Fund Trading Limited	$2,000,000
Nokomis Capital Master Fund, LP	$9,415,000
Moussescapade, L.P.	$585,000
Sphinx Trading, LP	$2,500,000
Altima Global Special Situations Master Fund Ltd.	$1,000,000

EXHIBIT B

Form of Indenture

EXHIBIT C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

by and among

CADIZ INC.

and

 EACH HOLDER OF REGISTRABLE SECURITIES
REFLECTED ON THE SIGNATURE PAGE HEREOF

Amended and Restated as of March 5, 2013

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of this 5th day of March, 2013 by and among Cadiz Inc., a Delaware corporation (the “Company”), and each holder of Registrable Securities (as defined herein) reflected on the signature page hereto (“Holders”).

RECITALS:

WHEREAS, the Company has entered into an Indenture as of March 5, 2013 (the “Indenture”) with The Bank of New York Mellon, N.A., as trustee, which provides for the issuance of the Company’s 7.00% Convertible Senior Notes due 2018 (the “Convertible Notes”) which Convertible Notes are convertible into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Indenture;

WHEREAS, the Company issued, on October 30, 2012, warrants to purchase 250,000 shares of Common Stock (the “Sixth Amendment Warrants”); and

WHEREAS, the Company has agreed to amend and restate the registration rights agreement pursuant to which the Company has granted to the Holders registration rights with respect to the Registrable Securities.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Certain Definitions.  For purposes of this Agreement, the following terms have the following meanings:

(a) “Affected Registrable Securities” means such portion of the Registrable Securities required by the terms hereof to be subject to an effective Registration Statement that are, at the time of determination, not subject to an effective Registration Statement as a result of a Registration Default.”

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

(c) “Agreement” has the meaning specified in the Preamble hereof.

(d) “Beneficially Own” has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(e) “Blackout Period” has the meaning specified in Section 5 hereof.

(f) “Board” has the meaning specified in Section 5 hereof.

(g) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York and the United States of America.

(h) “Common Stock” has the meaning specified in the Recitals hereof.

(i) “Company” has the meaning specified in the Preamble hereof.

(j) “Convertible Notes” has the meaning specified in the Recitals hereof.

(k) “Demand” has the meaning specified in Section 2(a) hereof.

(l) “Demand Registration” has the meaning specified in Section 2(a) hereof.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(n) “Fair Market Value” means, with respect to the securities of the Company that trade in a liquid market such as NASDAQ or the NYSE, the average of the closing price as best established for the 30-day period prior to the date on which the Fair Market Value is determined, and with respect to the securities of the Company that do not trade in a liquid market such as NASDAQ or the NYSE, the fair market value of such securities as determined by the Board in good faith.

(o) “FINRA” means the Financial Industry Regulatory Authority.

(p) “Holdback Period” has the meaning specified in Section 6(a) hereof.

(q) “Holder” has the meaning specified in the Preamble hereof, and shall include any person to whom the rights of a Holder under this Agreement have been transferred in accordance with the provisions of this Agreement.

(r) “Indenture” has the meaning specified in the Recitals hereof.

(s) “Ineligibility Accommodation Period” has the meaning specified in Section 7 hereof.

(t) “Inspectors” has the meaning specified in Section 9(k) hereof.

(u) “Liquidated Damages” has the meaning specified in Section 8(a) hereof.

(v) “NASDAQ” means the Nasdaq Stock Market, Inc.

(w) “NYSE” means the New York Stock Exchange.

(x) “Other Rights Holders” has the meaning specified in Section 2(f) hereof.

(y) “Person” means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(z) “Piggy-Back Request” has the meaning specified in Section 3(b) hereof.

(aa) “Piggy-Back Rights” has the meaning specified in Section 3(a) hereof.

(bb) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

(cc) “Records” has the meaning specified in Section 9(k) hereof.

(dd) “Registrable Securities” means any and all of (i) the shares of Common Stock of the Company received by Holders upon conversion of the Convertible Notes, (i) the shares of Common Stock of the Company underlying the Sixth Amendment Warrants, and (iii) any securities issuable or issued or distributed in respect of any of the securities identified in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.  Registrable Securities shall cease to be Registrable Securities when and to the extent that they shall have (i) been Transferred by Holders pursuant to an effective Registration Statement; or (ii) ceased to be outstanding.  Notwithstanding anything herein to the contrary, the Company shall not be required to have any of the Registrable Securities registered (or maintain the effectiveness of any prior registration of Registrable Securities) if, in the opinion of either counsel for the Company, knowledgeable and experienced in federal securities matters (said counsel to be acceptable to the Holder making a Demand in the reasonable judgment of such Holder), or counsel for such Holder, knowledgeable and experienced in federal securities matters (said counsel to be acceptable to the Company in the Company’s reasonable judgment), all Registrable Securities held by such Holder (and its Affiliates) may be sold pursuant to Rule 144 under the Securities Act during any ninety (90) day period.

(ee) “Registration Default” has the meaning specified in Section 8(a) hereof.

(ff) “Registration Expenses” means any and all reasonable out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or “blue sky” laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 9(h) hereof, (v) all fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of any special audits or comfort letters), and (vi) the reasonable fees and expenses of any special experts retained in connection with a registration under this Agreement, but excluding (A) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement, and (B) any fees, expenses or disbursements of counsel and other advisers to the Holders and any Other Rights Holders, other than the reasonable fees and disbursements of one counsel to all Holders.

(gg) “Registration Statement” means any registration statement (including a Shelf Registration) of the Company referred to in Section 2 or Section 3 hereof, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

(hh) “Restatement Date” has the meaning set forth in that certain Amended and Restated Credit Agreement, amended and restated as of March 5, 2013, among the Company and Cadiz Real Estate LLC, a Delaware limited liability company, each as borrowers, the lenders party thereto (the “Lenders”) and LC Capital Master Fund, Ltd., as administrative agent on behalf of the Lenders.

(ii) “Rule 144” means Rule 144 under the Securities Act, or any similar or successor rules or regulations hereafter adopted by the SEC.

(jj) “SEC” means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

(kk) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(ll) “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

(mm) “Sixth Amendment Warrants” has the meaning set forth in the Recitals hereof.

(nn) “Transfer” means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

(oo) “Uncontrolled Event” has the meaning specified in Section 5 hereof.

(pp) “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.

Section 2.            Demand Registration Rights.

(a) Any Holder may, subject to the terms hereof, request the Company in writing (each such request, a “Demand”) to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities Beneficially Owned by such Holder (a “Demand Registration”).  The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of such Holder.  For purposes of this Agreement, Holders shall be deemed to have made a Demand, effective as of the Restatement Date, with respect to all of the Registrable Securities (the “Closing Demand”); provided, however, that notwithstanding Section 2(b) of this Agreement, (x) with respect to the shares of Common Stock of the Company underlying the Sixth Amendment Warrants and the Convertible Notes, the Company will use best efforts to file a registration statement on Form S-3 (or amend an existing registration statement) with respect thereto not later than ninety (90) days following the Restatement Date.  Any request received by the Company from a Holder as provided in this Section 2(a) shall be deemed to be a “Demand” for purposes of this Agreement, unless the Company, in accordance with the terms of this Agreement, shall have notified such Holder in writing, prior to its receipt of such request from such Holder, of its intention to register securities with the SEC, in which case the request from such Holder shall be governed by Section 3 hereof, not this Section 2.  All Demands to be made by a Holder pursuant to this Section 2(a) and any notifications by the Company pursuant to the preceding sentence must be based upon a good faith intent of such Holder or the Company, as the case may be, to effect the sale of securities pursuant to such registrations as promptly as practicable after the date of the Demand or notification, as the case may be, in accordance with the terms of this Agreement.

(b) After receipt of a Demand from a Holder, the Company shall use its best efforts to prepare and file a Registration Statement for the Registrable Securities so requested to be registered. With respect to the Closing Demand, the Company shall use its best efforts to prepare and file a Registration Statement for the Registrable Securities within 90 days and use its best efforts to cause such Registration Statement to become effective (i) 120 days, in the event that the Registration Statement consists of an amendment to an existing S-3 previously filed by the Company (or 150 days in the event such amendment to an existing Registration Statement is reviewed by the SEC) or (ii) 150 days, in the event that the Registration Statement consists of a newly filed S-3 (or 180 days in the event such newly filed Registration Statement is reviewed by the SEC).  With respect to any other Demand, the Company shall use its best efforts to prepare and file a Registration Statement for the Registrable Securities within 90 days and use its reasonable best efforts to cause such Registration Statement to become effective within 150 days (or 180 days in the event the Registration Statement is reviewed by the SEC).

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration Statement for Registrable Securities pursuant to a Demand:

(i) if the Company shall have previously effected a Demand Registration at any time during the immediately preceding ninety (90) day period;

(ii) if the Company shall have previously effected a registration of Registrable Securities to be issued and sold by the Company at any time during the immediately preceding ninety (90) day period (other than a registration on Form S-4, Form S-8 or Form S-3(with respect to dividend reinvestment plans and similar plans) or any successor forms thereto);

(iii) during the pendency of any Blackout Period;

(iv) during the pendency of any Ineligibility Accommodation Period;

(v) if the Company shall have, on or after the Restatement Date, previously effected four (4) Demand Registrations pursuant to the terms of this Agreement;

(vi) if the aggregate value of the Registrable Securities to be registered pursuant to a Demand Registration does not equal at least $2,500,000; or

(vii) if the Registrable Securities that are the subject of the Demand are the subject of an effective Shelf Registration.

(d) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand shall have been made.  Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to file any Shelf Registration.

(e) A requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(c)(ii) hereof if: (i) such registration has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to a Holder and does not thereafter become effective, (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such Demand Registration are not satisfied or waived other than by reason of an act or omission on the part of a Holder, or (iv) the Holder making a Demand shall have withdrawn its Demand or otherwise determined not to pursue such registration, provided that, in the case of this clause (iv), such Holder shall have reimbursed the Company for all of its out- of-pocket expenses incurred in connection with such Demand.

(f) If the lead managing underwriters of an Underwritten Offering made pursuant to a Demand shall advise the Holder making a Demand in writing (with a copy to the Company) that marketing or other factors require a limitation on the number of shares of Registrable Securities which can be sold in such offering within a price range acceptable to the Holder, then (i) if the Company shall have elected to include any securities to be issued and sold by the Company or sold on behalf of any of the Company’s security holders excluding such Holder (“Other Rights Holders”) in such Registration Statement, then the Company shall reduce the number of securities the Company shall intend to issue and sell (and, if applicable, the number of securities being sold on behalf of the Other Rights Holders) pursuant to such Registration Statement such that the total number of securities being sold by each such party shall be equal to the number which can be sold in such offering within a price range acceptable to such Holder, and (ii) if the Company shall not have elected to include any securities to be issued and sold by the Company or sold on behalf of Other Rights Holders in such Registration Statement or if the reduction referred to in the previous clause (i) shall not be sufficient, then, the Holder shall reduce the number of Registrable Securities requested to be included in such offering to the number that the lead managing underwriter advises can be sold in such offering within a price range acceptable to the Holder.  The Holder shall not be required to reduce the number of Registrable Securities requested to be included in any such offering until the number of securities referred to in the previous clause (i) shall have been reduced to zero (0).  A requested Demand reduced pursuant to this Section 2(f) shall count as a Demand Registration described in Section 2(c)(ii) hereof.  In the event that a requested Demand Registration so reduced does not result in at least $2,500,000 in aggregate gross sales proceeds being received by the Holder, such requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(c)(ii) hereof, Provided that Holders shall have reimbursed the Company for all of its out-of- pocket expenses incurred in the preparation, filing and processing of the Registration Statement.

Section 3.            Piggy-Back Registration Rights.

(a) At any time on or after the date hereof, whenever the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of securities for sale for cash, the Company shall give written notice to the Holders as promptly as practicable, but in no event less than fifteen (15) days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising Holders of their right to have any or all of the Registrable Securities then Beneficially Owned by them included among the securities to be covered by such Registration Statement (the “Piggy-Back Rights”).

(b) Subject to Section 3(c) and Section 3(d) hereof, in the event that Holders have and shall elect to utilize their Piggy- Back Rights, the Company shall include in the Registration Statement the Registrable Securities identified by the Holders in a written request (a “Piggy-Back Request”) given to the Company not later than five (5) Business Days prior to the proposed filing date of the Registration Statement.  The Registrable Securities identified in a Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other securities included in the Registration Statement.

(c) Notwithstanding anything in this Agreement to the contrary, Holders shall not have Piggy-Back Rights with respect to (i) a Registration Statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto or (ii) a Registration Statement filed in connection with an exchange offer or an offering of securities solely to employees of the Company.

(d) If the lead managing underwriters selected by the Company for an Underwritten Offering for which Piggy-Back Rights are requested shall advise the Company in writing that marketing or other factors require a limitation on the number of shares of securities which can be sold in such offering within a price range acceptable to the Company, then, (i) such underwriters shall provide written notice thereof to the Holders and (ii) there shall be included in the offering, (A) first, all securities proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriters as aforesaid); (B) second, all Registrable Securities requested to be included in such Registration Statement by Holders, or such lesser number as shall equal, together with the amount referred to in (A), the maximum number determined by the lead managing underwriters as aforesaid; and (c) third, only that number of securities requested to be included by any Other Rights Holders that such lead managing underwriters reasonably and in good faith believe will not substantially interfere with (including, without limitation, adversely affecting the pricing of) the offering of all the securities that the Company desires to sell for its own account and all the Registrable Securities that the Holders desire to sell for their own accounts.

(e) Nothing contained in this Section 3 shall create any liability on the part of the Company to the Holders if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever Holders may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(f) A request made by Holders pursuant to their Piggy- Back Rights to include Registrable Securities in a Registration Statement shall not be deemed to be a Demand Registration described in Section 2(c)(ii) hereof.

Section 4.            Selection of Underwriters.   In connection with any Underwritten Offering made pursuant to a Demand or a Piggy-Back Right, the Company may, at its sole discretion, select a book running managing underwriter to manage the Underwritten Offering with the prior written consent of the Holders (which consent shall not be unreasonably withheld); provided, however, that the Company shall have no obligation to use an underwriter in connection with any registration made pursuant to a Demand or Piggy-Back Request.

Section 5.            Blackout Periods.   If (i) within five (5) Business Days following the exercise by a Holder of a Demand, the Company determines in good faith and notifies such Holder in writing that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from such Holder would materially and adversely interfere with any planned or proposed business combination transaction involving the Company, or any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or (ii) following the exercise by such Holder of a Demand but before the effectiveness of the Registration Statement, (A) a business combination, tender offer, acquisition or other corporate event involving the Company is proposed, initiated or announced by another Person beyond the control of the Company (an “Uncontrolled Event”), (B) in the reasonable judgment of at least a majority of the members of the Board of Directors of the Company (the “Board”), the filing or seeking the effectiveness of the Registration Statement would materially and adversely interfere with such Uncontrolled Event or would otherwise materially and adversely affect the Company and (C) the Company promptly so notifies such Holder, then the Company shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be filed by the Company pursuant to Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed ninety (90) days after the date that (1) the Demand was made (in the case of an clause (i) above) or (2) the Company so notifies such Holder of such determination (in the case of clause (ii) above) (each, a “Blackout Period”).  Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay.  The Company shall (a) promptly notify the Holder making a Demand of the expiration or earlier termination of such Blackout Period and (b) use its reasonable best efforts to effect the Demand Registration as promptly as practicable after the end of the Blackout Period.

Section 6.            Holdback.

(a) If (i) at any time after the date hereof, the Company shall file a Registration Statement (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to any shares of its capital stock, and (ii) upon reasonable prior notice the managing underwriter or underwriters (in the case of an Underwritten Offering) advise the Company and the Holders in writing that a sale or distribution of Registrable Securities would adversely impact such offering, then the Holders shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities during the period commencing on the effective date of such Registration Statement and continuing until the ninetieth (90th) day after the effective date of such Registration Statement; provided that such restriction shall apply to the Holders only if in connection with such offering, the underwriters require the directors and executive officers of the Company to refrain from selling the Company’s securities for a like period and on like terms (such period, a “Holdback Period”).

(b) During the ninety (90) day period commencing on the effective date of a Registration Statement filed by the Company on behalf of Holders in connection with an Underwritten Offering pursuant to a Demand, the Company shall not effect (except pursuant to registrations on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto and except pursuant to Section 2(f) hereof) any public sale or distribution of its securities.

Section 7.            Ineligibility to Effect a Demand Registration.  If, following receipt of a Demand (other than the Closing Demand) from a Holder, after giving effect to any Holdback Period and any Blackout Period, the Company has not filed a Registration Statement for the Registrable Securities so requested to be registered or has not used its reasonable best efforts to cause such Registration Statement to become effective because it is not eligible to effect a registration pursuant to the Securities Act, the Company shall have 60 additional days to file such Registration Statement for the Registrable Securities so requested to be registered or to use its reasonable best efforts to cause such Registration Statement to become effective (such additional days, the “Ineligibility Accommodation Period”).

Section 8.            Liquidated Damages.

(a) The parties hereto agree that the Holders will suffer damages if the Company fails to perform its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that after a Holder has made a Demand and all Ineligibility Accommodation Periods, Blackout Periods and Holdback Periods have expired the Company has not filed a Registration Statement for the Registrable Securities so requested to be registered or has not caused such Registration Statement to become effective as provided in Section 2(b) hereof, or has not maintained the effectiveness of such Registration Statement as provided in Section 9(b) hereof (such events, a “Registration Default”), then damages (“Liquidated Damages”) will accrue in the form of additional interest on the portion of the Convertible Notes that are convertible or were converted into the Affected Registrable Securities with respect to each 30-day period immediately following the occurrence of such Registration Default during which, at any point during such period, such Registration Default is continuing, in an amount equal to 0.5% multiplied by the initial principal amount of the Convertible Notes that are convertible or were converted into the Affected Registrable Securities. Such additional interest shall continue to accrue until such Registration Default has been cured; provided, however, that, during which time at any point during such period, any Holder who has made a Demand that is the subject of a Registration Default and who is not a lender with respect to a Convertible Note that is convertible into Affected Registrable Securities shall be entitled to receive a cash payment from the Company in like amounts no later than 30 days after each such 30-day period.

(b) The parties hereto agree that the Liquidated Damages provided for in this Section 8 constitute a reasonable estimate of the damages that will be suffered by Holders of Securities by reason of the happening of any Registration Default.

Section 9.            Registration Procedures.   If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall and, with respect to Section 9(m) and Section 9(n), the Holders shall:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

(b) prepare and file with the SEC amendments and post- effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least ninety (90) days (or one hundred eighty (180) days in the case of a Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th or 180th day, as the case may be, or (y) such time as all Registrable Securities covered by such Registration Statement shall have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed;

(c) furnish, without charge, to the Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as Holders or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders or the underwriter (the Company hereby consenting to the use (subject to the limitations set forth in Section 9(n) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as Holders shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 9(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) as promptly as practicable, notify the managing underwriters (if any) and Holders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 9(b) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable, prepare and furnish to the Holders a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) notify the Holders, as promptly as practicable, at any time:

(i) when the Prospectus or any Prospectus supplement or post- effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

(iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

(v) if at any time the representations and warranties of the Company contemplated by Section 9(i) below cease to be true and correct in all material respects;

(g) otherwise comply with all applicable rules and regulations of the SEC, and make available to Holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 9(g) if it shall have complied with Rule 158 under the Securities Act;

(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE, NASDAQ or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

(i) enter into agreements (including, if applicable, an underwriting agreement and other customary agreements in the form customarily entered into by other companies in comparable underwritten offerings) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement shall be entered into and whether or not the registration shall be an underwritten registration:

(i) make such representations and warranties to the Holders and the underwriters, if any, in form, substance and scope as are customarily made by companies to underwriters in comparable underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by the Company;

(iii) obtain “comfort letters” and updates thereof from the Company’s independent certified public accountants addressed to the Board and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort letters” by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriters, or if such offering is not an Underwritten Offering, the Board; provided, however, that in connection with any non-Underwritten Offering, such comfort letter shall not be required except to the extent requested by the Board.

(iv) provide the indemnification in accordance with the provisions and procedures of Section 13 hereof to all parties to be indemnified pursuant to such Section 13 and any other indemnification customarily required in underwritten public offerings; and

(v) deliver such documents and certificates as may be reasonably requested by the Holders and the managing underwriters, if any, to evidence compliance with Section 9(f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(j) cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request and/or in a form eligible for deposit with the Depository Trust Company;

(k) make available to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or such underwriter (collectively, the “Inspectors”), reasonable access to appropriate officers and employees of the Company and the Company’s subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and Affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement in customary form reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that the Holders agree that they shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of such Records;

(l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain its withdrawal;

(m) the Holders shall furnish the Company with such information regarding them and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing or as shall be required in connection with the action to be taken by the Company hereunder; and

(n) the Holders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9(e) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 9(e) hereof, and, if so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 10.            Registration Expenses.  Except as otherwise provided herein, in connection with all registrations of Registrable Securities made pursuant to a Demand Registration or Piggy-Back Rights, the Company shall pay all Registration Expenses; provided, however, that the Holders shall pay, and shall hold the Company harmless from, (i) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities and (ii) any fees, expenses or disbursements of its counsel and other advisors.

Section 11.            Rule 144.   From and after the date which is more than one hundred eighty (180) days after the date hereof, the Company shall, at all times when the Holders Beneficially Own any Registrable Securities, take such measures and file and/or make available such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144; provided, however, that the Company need not take any of the foregoing actions during any Ineligibility Accommodation Period.

Section 12.            Covenants of Holders.   Each Holder hereby covenants and agrees that it shall not sell any Registrable Securities in violation of the Securities Act or this Agreement.

Section 13.            Indemnification; Contribution.

(a) The Company shall indemnify and hold harmless each Holder, its respective officers and directors, and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any agents, representatives or advisers thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, or (iii) any violation or alleged violation by the Company of any United States federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with written information with respect to the Holders furnished in writing to the Company by the Holders or their counsel expressly for use therein.  In connection with an Underwritten Offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 13 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 13 except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure).  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 13 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory) or if the indemnifying party shall not have demonstrated to the reasonable satisfaction of the indemnified party its ability to finance such defense, or (ii) the indemnified party shall have reasonably concluded or been advised by counsel that there may be legal defenses available to other indemnified parties to such action which could result in a conflict of interest for such counsel or prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel of its choosing, at the expense of the indemnifying party.  No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of the applicable indemnified party.

(c) If the indemnification from the indemnifying party provided for in this Section 13 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions or omissions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied (in writing, in the case of the Holders) by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 13(b) hereof, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13(c).  Any underwriter’s obligations in this Section 13(c) to contribute shall be several in proportion to the number of Registrable Securities underwritten by them and not joint.  Notwithstanding the provisions of this Section 13(c), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  If indemnification is available under this Section 13, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 13(a) hereof without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 13(c).

(d) The provisions of this Section 13 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.  The indemnification provided by this Section 13 shall survive the Transfer of such Registrable Securities by the Holders and shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

Section 14.            Injunctions.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  THEREFORE, EACH PARTY SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT HAVING JURISDICTION, SUCH REMEDY BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH SUCH PARTY MAY BE ENTITLED AT LAW OR IN EQUITY.

Section 15.            Amendments and Waivers.   No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought.  Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.            Notices.  All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

if to the Company:

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90071
Telephone: (213) 271-1600
Facsimile: (213) 271-1614
Attention: Chief Financial Officer

with a copy to:

Howard Unterberger, Esq.
Theodora Oringher P.C.
10880 Wilshire Boulevard, Suite 1700
Los Angeles, CA 90024
Telephone: (310) 557-2009
Facsimile: (310) 551-0283

if to the Holders, to the addresses set forth on the signature pages attached hereto.

with a copy to:

Manatt, Phelps & Phillips, LLP
7 Times Square
New York, NY 10036
Attention:  Neil S. Faden
Telephone:  212-790-4500
Facsimile: 212-790-4545

Section 17.            Successors and Assigns.   This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders.  The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

Section 18.            Representations and Warranties of the Company.   The Company represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) Such party has full corporate or other organizational power and authority to enter into this Agreement and to carry out and perform its obligations hereunder.  The execution, delivery and performance by such party of this Agreement have been duly authorized and approved by all necessary corporate or other organizational action.  This Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) The execution, delivery and performance by such party of its obligations under this Agreement, and compliance by such party with the terms and conditions hereof will not (i) violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing (other than registrations, qualifications, approvals and filings that have already been made or obtained) under, any provision of law, statute, ordinance or regulation applicable to it or any of its subsidiaries and (ii) conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such party or any of its subsidiaries under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such party or any of its subsidiaries pursuant to (x) its organizational documents, (y) any order, judgment, decree, law, ordinance or regulation applicable to it or any of its subsidiaries or (z) any contract, instrument, agreement or restriction to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of its respective assets or properties is bound.

Section 19.            Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 20.            Descriptive Headings.   The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 21.            Choice of Law.   THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 22.            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby.

Section 23.            Entire Agreement.  This Agreement, including any schedules, exhibits or attachments referred to herein, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof.  There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 24.            Further Actions; Reasonable Best Efforts.   Each Holder shall use its reasonable best effort to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations to assist the Company in the performance of its obligations hereunder, including, without limitation, the preparation and filing of any Registration Statements pursuant to any Demand.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
CADIZ INC.

By:__________________________
Name:
Title:

[Insert Holders’ Signature Blocks]

Exhibit D

Form of Cadwalader, Wickersham & Taft LLP Opinion

March 5, 2013

Addressees Listed on Schedule A

Re:	Cadiz Notes Indenture

Ladies and Gentlemen:

We have acted as special counsel to Cadiz Inc. (the “Company”) in connection with the 7.00% Convertible Senior Notes Indenture, dated as of the date hereof, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).  We are rendering this opinion letter to you at the request of the Company pursuant to Section 5.1 of the Purchase Agreement (as defined below) and 5.1 of the Exchange Agreement (as defined below).  Capitalized terms used herein but not defined herein have the respective meanings given them in the Indenture.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinions expressed herein.  As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Transaction Documents and we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein, and public officials.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon:

a)	the Indenture;

b)	the Notes;
c)	Private Placement Purchase Agreement, dated as of March 4, 2013, by and among the Company and the purchasers set forth on Exhibit A thereto (the “Purchase Agreement”);

d)	Exchange Agreement, dated as of March 4, 2013, by and among LC Capital Master Fund, Ltd., Milfam II L.P., Water Asset Management Managed Account #1, L.L.C. and the Company (“Exchange Agreement”);

e)
a certificate, dated as of February 27, 2013, from the Secretary of State of Delaware as to the existence and good standing in the State of Delaware of the Company (the “Delaware Good Standing Certificate”);

f)	a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of Delaware as of February 21, 2013 (“Certificate of Incorporation”);

g)	a copy of the bylaws of the Company, as in effect on the date hereof and certified by Timothy J. Shaheen, Secretary of the Company (“Bylaws”);

h)
a copy of certain resolutions of the board of directors of the Company adopted on February 26, 2013, as in effect on the date hereof and certified as of the date hereof by Timothy J. Shaheen, Secretary of the Company; and

i)	the officer’s certificate attached hereto as Schedule B.

Items (a) to (d) above are referred to in this letter as the “Transaction Documents”.  References in this letter to “Applicable Laws” are to those laws, rules and regulations of the State of New York and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.  References in this letter to “Governmental Authorities” are to executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the United States of America.  References in this letter to “Governmental Approval” are to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  As used herein, “to our knowledge,” “known to us” or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Agreements.

We have also assumed, for purposes of paragraph 3 below, that each of the Transaction Documents is in consideration of or relates to an obligation arising out of a transaction covering in the aggregate not less than $1,000,000.

We express no view as to whether one or more of the Transaction Documents or a portion thereof may constitute a “swap” under Section 1a of the Commodity Exchange Act, as amended, or a “security-based swap” under Section 3(a) of the Securities Exchange Act of 1934, as amended, and as such terms are further defined by joint regulations of the Commodity Futures Trading Commission and the Securities and Exchange Commission.  The opinions expressed herein do not take into account the effect of any portion of a Transaction Document constituting a “swap” or “security-based swap.”

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. (i) Based solely on a review of the Delaware Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware and (ii) the Company has the requisite corporate power to enter into and perform its obligations under the Transaction Documents.

2. Each of the Transaction Documents constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, (b) relating to submission to jurisdiction, venue or service of process, or (c) purporting to prohibit, restrict or condition the assignment of, or the grant of a security interest in, rights under the Indenture or property subject thereto, may be limited by applicable law or considerations of public policy.

3. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder (a) do not result in a violation of any provision of the Bylaws or Certificate of Incorporation or any Applicable Laws applicable to the Company, and (b)  do not breach or result in a violation of, or default under the Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Company, Cadiz Real Estate LLC, LC Capital Master Fund, Ltd. and the lenders party thereto.

4. The Company is not, nor is it required to register as, an investment company under the Investment Company Act of 1940, as amended.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that the Trustee, solely in its capacity as trustee under the Indenture, may rely upon paragraphs 1, 2 and 3(a), in each case subject to the qualifications, assumptions and limitations relating thereto set forth herein.

In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

Schedule A

Bryant and Carleen Riley JTWROS

B. Riley & Co., LLC 401(k) Profit Sharing Plan

B Riley & Co., LLC

Riley Family Trust DTd 6/20/89, Modified 01/25/07

Robert Antin Children Irrevocable Trust Dtd 01/01/01

Wolverine Flagship Fund Trading Limited

Nokomis Capital Master Fund, LP

Moussescapade, L.P.

Sphinx Trading, LP

Altima Global Special Situations Master Fund Ltd.

LC Capital Master Fund, Ltd.

Milfam II LP

Water Asset Management Managed Account #1, L.L.C.

Schedule B
Officer’s Certificate

March 5, 2013

I am a duly authorized officer of Cadiz Inc. (“Cadiz”).  I hereby certify on behalf of Cadiz as follows:

1.
Opinion Letter.  This Officer’s Certificate (this “Certificate”) is being delivered in connection with the opinion to be delivered on the date hereof by Cadwalader, Wickersham & Taft LLP (the “Opinion Letter”) in connection with 7.00% Convertible Senior Notes Indenture, dated as of the date hereof, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).  I am authorized by Cadiz to deliver this Certificate to Cadwalader, Wickersham & Taft LLP.  Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture.

2.	Reliance. Cadwalader, Wickersham & Taft LLP is authorized to rely on the statements in this Certificate in preparing and delivering the Opinion Letter.

3.
Knowledge or Investigation of Facts.  I am familiar with the business of Cadiz.  I have personal knowledge of the facts certified in this Certificate, or have consulted with others at Cadiz who have such personal knowledge and have confirmed such facts to me.

4.
Investment Company Act.  Cadiz is primarily engaged directly, or indirectly through one or more Majority-Owned Subsidiaries, in the business of acquiring and developing land; and Cadiz does not: (a) hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in Securities; (b) engage, has not engaged, in, or proposes to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding; and (c) own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of either Obligor (exclusive of Government Securities and cash items) on an unconsolidated basis.

As used in this Certificate, the following terms shall have the meanings ascribed below:

“Exempt Fund” means a company that is excluded from treatment as an investment company solely by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, as amended (applicable to certain privately offered investment funds).

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract, or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

“Government Securities” means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

“Investment Securities” includes all Securities except: (A) Government Securities; (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the immediate families of such persons and the company and its subsidiaries; and (C) Securities issued by Majority-Owned Subsidiaries of either Obligor which are not engaged and do not propose to be engaged in activities within the scope of clause (a), (b) or (c) of the fourth full paragraph of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than on the basis that they are Exempt Funds).

“Majority-Owned Subsidiary” of a person means a company fifty percent (50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Value” means: (A) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (B) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (C) with respect to Securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

“Voting Security” means any Security presently entitling the owner or holder thereof to vote for the election of directors of a company (or their equivalent, e.g., general partner or manager of a limited liability company).

IN WITNESS WHEREOF, I have executed and delivered this Certificate as of the date first above written.

Cadiz Inc.

By:

Name:

Title:

Exhibit E

Form of Theodora Oringher PC Opinion

March 5, 2013

Addressees Listed on Schedule A
(the “Addressees”)

Re:           Cadiz Inc. Notes Indenture

Ladies and Gentlemen:

We have acted as counsel to Cadiz Inc. (“Cadiz” or the “Company”) in connection with the 7.00% Convertible Senior Notes Indenture, dated as of the date hereof between the Company and The Bank of New York Mellon, as Trustee (the “Indenture”).  We are rendering this opinion letter to you at the request of the Company pursuant to Section 5.1 of the Purchase Agreement (as defined below) and 5.1 of the Exchange Agreement (as defined below).  Capitalized terms used herein but not defined herein have the respective meanings given them in the Indenture.

In our capacity as counsel in connection with the Indenture, we have examined originals (or copies identified to our satisfaction as true copies of the originals) a copy of each of the following documents:

(a)           the Indenture;

(b)           the Notes;

(c)           the Private Placement Purchase Agreement, dated as the date hereof by and among Cadiz, Inc. and those Purchasers listed on Schedule B (the “Purchase Agreement”); and

(d)           the Exchange Agreement, dated as of the date hereof by and among LC Capital Master Fund, Ltd., Milfam II L.P., Water Asset Management Managed Account #1, L.L.C. and Cadiz Inc. (“Exchange Agreement”).

The agreements, instruments and other documents referred to in the foregoing lettered clauses are referred to collectively as the “Transaction Documents”.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined such corporate documents and records of Cadiz, certificates of public officials and other documents, and (iii) received such information from officers and representatives of Cadiz, as we have deemed necessary for the purpose of this opinion.

Also in connection with this opinion, we reviewed a certificate executed by an officer of Cadiz for the benefit of Theodora Oringher PC, the accuracy of which we will not be held accountable for (the “Certificate of Due Inquiry”).

In rendering this opinion, we have, with your permission, assumed without independent verification the following assumptions, the accuracy of which we will not be held accountable for:

1.           The genuineness of all signatures affixed to the Transaction Documents, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies including, without limitation, facsimile copies.

2.           There are no documents, understandings, negotiations or agreements between or among any of the parties to the Transaction Documents and others which would expand, modify or otherwise affect the terms of the Transaction Documents or the agreements or the obligations of the respective parties thereunder and which would have an effect on the opinion rendered hereinafter.

3.           Each natural person executing any such instrument, document, or agreement is legally competent to do so.

Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase “to our knowledge,” or “known to us” or “we have no knowledge” or “to the best of our knowledge”, it is intended to mean the current actual knowledge of Howard J. Unterberger or Juliana Stamato, the attorneys in this firm who have represented Cadiz, of the existence or absence of any facts which would contradict the opinions set forth below.  Except for a review of our own files, and except as expressly stated otherwise herein, we have not undertaken any independent inquiry or investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Cadiz.

In addition, as to factual matters, with your consent we have relied solely upon (1) the representations and warranties of the parties contained in the Transaction Documents and (2) the Certificate of Due Inquiry, in each case without independent investigation, to establish the truth and accuracy of the factual matters specified therein.

We offer no opinion as to any matter or any law not expressly contained in this opinion.

I.	OPINIONS.

Based on and subject to the above, and subject to the assumptions, limitations, qualifications, exceptions and reservations set forth herein, it is our opinion that:

1.           Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of Cadiz and has been duly executed and delivered on behalf of Cadiz, and the performance by Cadiz of its obligations thereunder does not contravene (i) to the best of our knowledge, any law, rule or regulation applicable to Cadiz (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (ii) any contractual or legal restriction binding on or affecting Cadiz or Cadiz Real Estate LLC in any agreement or contract filed by Cadiz with the Securities and Exchange Commission pursuant to Item 601(b)(10) of Regulation S-K.

2.           The shares of Common Stock issuable upon conversion of the Notes pursuant to the terms of the Indenture have been duly authorized and reserved for issuance by Cadiz and, upon due conversion of the Notes in accordance with the terms of the Indenture, said Common Stock will be validly issued, fully paid and non-assessable, free and clear of any Liens or encumbrances, other than transfer restrictions pursuant to the securities laws.

(a) 3.           The offer and sale of the Notes under the circumstances contemplated by the Indenture constitute exempt transactions under the Securities Act and applicable state law.

4.           To the best of our knowledge, based solely on the Certificate of Due Inquiry, except for the matters disclosed in the Transaction Documents or in public filings made by Cadiz with the U.S. Securities and Exchange Commission, there is no pending or threatened action or proceeding against Cadiz before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition or operations of Cadiz.

5.           The execution and delivery by Cadiz of the Transaction Documents to which it is a party, and the performance of such Transaction Documents by Cadiz or the consummation of the transactions contemplated thereby, do not require any consent or approval of, notice to, filing with, or other action by, any California or Delaware governmental body, agency or court having jurisdiction over Cadiz other than such of the foregoing as (i) are specifically referred to or described in the Transaction Documents or any schedule pertaining thereto, or (ii) have already been obtained or completed in connection with the execution and delivery by Cadiz of the Transaction Documents to which it is a party.

6.           The execution, delivery and performance of, and compliance with, the terms of the Transaction Documents and the issuance of the Common Stock upon conversion of the Notes, do not violate any provision of Cadiz’ organizational documents.  To our knowledge, the issuance of the Common Stock issuable upon conversion of the Notes do not violate, or constitute a default under, any material contract of Cadiz relating to stockholder rights or the issuance of securities in existence prior to such issuance.

7.           No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Cadiz is required in connection with the offer, sale or issuance of the Common Stock issuable upon conversion of the Notes except as contemplated by the Transaction Documents.

8.           To our knowledge, except for rights described in the Transaction Documents or in public filings of Cadiz with the Commission, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Cadiz or any other agreements to issue any such securities or rights.

II.	EXCEPTIONS, QUALIFICATIONS, LIMITATIONS AND ASSUMPTIONS.

1. Choice of Law. Our opinions are expressed with respect only to the laws of the State of California, the federal laws of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and are expressed only as to the outcome that would pertain were the laws of the State of California, the federal laws of the United States and the Delaware General Corporation Laws the governing laws applicable to the relevant issue.  We express no opinion as to whether the laws of any particular jurisdiction apply.  We call your attention to the fact that Transaction Documents are stated therein to be governed by New York law and that we are not members of the Bar of the State of New York.  We understand that you will be relying on the opinion issued by Cadwalader, Wickersham & Taft LLP as to matters involving the laws of the State of New York.  Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to loan transactions, provided that no opinion or confirmation is expressed in paragraph 1 with respect to state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws or compliance with fiduciary duty requirements.  We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties to the Transaction Documents other than the Cadiz.

2. No Enforceability Opinion.  We express no opinion as to the enforceability of the Transaction Documents.

We bring to your attention the fact that our legal opinions are an expression of our professional judgment and are not a guarantee of a result.  This opinion is rendered as of the date set forth above solely for the benefit of the Addressees  and their permitted successors and assigns under the Transaction Documents and may not be relied upon, used, circulated, referred to or quoted to any party without our prior written consent, except that the Addressees may furnish copies thereof (1) to any person if required by law to do so, (2) to the independent auditors and attorneys of the Addressees, (3) to any governmental authority having regulatory jurisdiction over the Addressees, (4) pursuant to order or legal process of any court or governmental authority, (5) in connection with any legal action to which an Addressee is a party arising out of the transactions contemplated in the Transaction Documents, and (6) to any prospective assignee permitted under the Transaction Documents, and the attorneys and advisers of such assignee, and to any credit rating agency or bond insurer in connection with a securitization or other disposition of the Note.

We make no undertaking to supplement this opinion if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.  The paragraph headings used herein are not intended to modify or otherwise alter the opinions, assumptions or exceptions herein.

Very truly yours,

THEODORA ORINGHER PC

SCHEDULE A

ADDRESSEES

LC Capital Master Fund, Ltd.
Milfam II L.P.
Water Asset Management Managed Account #1, L.L.C.
Bryant and Carleen Riley JTWROS
B. Riley & Co., LLC 401(k) Profit Sharing Plan
B. Riley & Co., LLC
Riley Family Trust Dtd 6/20/89, Modified 01/25/07
Robert Antin Children Irrevocable Trust Dtd 01/01/01
Wolverine Funds
Nokomis Capital Master Fund, LP
Moussescapade, L.P.
Sphinx Trading, LP
Altima Global Special Situations Master Fund Ltd.

SCHEDULE B

PURCHASERS UNDER PURCHASE AGREEMENT

Bryant and Carleen Riley JTWROS
B. Riley & Co., LLC 401(k) Profit Sharing Plan
B. Riley & Co., LLC
Riley Family Trust Dtd 6/20/89, Modified 01/25/07
Robert Antin Children Irrevocable Trust Dtd 01/01/01
Wolverine Funds
Nokomis Capital Master Fund, LP
Moussescapade, L.P.
Sphinx Trading, LP
Altima Global Special Situations Master Fund Ltd.

SCHEDULE 4.2

Altima Global Special Situations Master Fund Ltd